UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2012

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 17, 2012 (the “Effective Date”), KBS Real Estate Investment Trust, Inc. (the “Company”), through certain indirect wholly owned subsidiaries (collectively, the “Borrower”), entered into a mezzanine loan for a principal amount of $38,980,245 (the “Mezzanine Loan”) with Gramercy Investment Trust and Garrison Commercial Funding XI LLC (collectively, the “Lender”), each an unaffiliated lender. The Company used the proceeds of the Mezzanine Loan to pay off in full all of the outstanding amounts under the Amended Repurchase Agreements (defined below). The Mezzanine Loan is initially secured by a pledge of 100% of the equity interests in certain of the Company’s indirect wholly owned subsidiaries (the “Security”) that directly or indirectly own 25 of the Company’s properties, encompassing an aggregate of 2.3 million square feet (the “Mezz-Related Properties”). Subject to certain possible extension periods described below, the Mezzanine Loan will mature no later than April 1, 2013.
On the Effective Date, the Company, through an indirect wholly owned subsidiary (the “BBD1 Owner”) that indirectly owns the BBD1 Properties (defined below), entered into an agreement for the sale of membership interests (the “Sale Agreement”) to BBD1 Holdings LLC (the “Buyer”), an unaffiliated entity and an affiliate of the Asset Manager (defined below). Pursuant to the Sale Agreement, the purchase price for the BBD1 Equity Interests (defined below) will be approximately $485.0 million, as such price may be adjusted as described below (the “Purchase Price”). The Buyer will have until October 30, 2012 to determine whether or not it will be able to obtain commercially reasonable financing for its acquisition of the BBD1 Equity Interests.
If the sale of the BBD1 Equity Interests occurs, the Company expects to use the majority of the proceeds from the sale to pay down existing debt obligations, including the required repayment of the Mezzanine Loan, and to fund reserves for operations and needed capital expenditures. In addition, no later than 90 days after the Closing Date (defined below), the Company’s board of directors anticipates that it will declare a special distribution to the Company’s stockholders from a portion of the remaining net proceeds available from the sale of the BBD1 Equity Interests. The board of directors will determine the timing and size of any special distribution at that time.
Also on the Effective Date, the Company, through an indirect wholly owned subsidiary (“KBS Acquisition Sub”), entered into an amendment to its Asset Management Services Agreement (as amended, the “Services Agreement”) with GKK Realty Advisors LLC (the “Asset Manager”), an unaffiliated asset manager. Pursuant to the Services Agreement, the annual fee to be paid for the asset management services provided by the Asset Manager under the Services Agreement will be reduced to (i) $9.0 million, should the Company sell the BBD1 Equity Interests to the Asset Manager or any affiliate of the Asset Manager (which includes the Buyer), or (ii) $10.0 million, should the Buyer not acquire the BBD1 Equity Interests and the Company sells the BBD1 Equity Interests to a party other than the Asset Manager or any affiliate of the Asset Manager. If the Company does not sell the BBD1 Equity Interests, the annual fee will remain at $12.0 million. The Services Agreement will terminate on December 31, 2015. The initial date on which either party can terminate the Services Agreement also has been extended by six months as follows: on or after September 30, 2013, the Company may terminate the Services Agreement with an effective termination date of March 31 (except for calendar year 2013) or September 30 of any calendar year (including September 30, 2013), on ninety days written notice to the Asset Manager, with the payment of a termination fee and subject to certain other terms contained in the agreement; and on or after June 30, 2013, the Asset Manager may terminate the Services Agreement on ninety days written notice to the Company, without the payment of a termination fee and subject to certain other terms contained in the agreement.
Entry into the Mezzanine Loan and Payoff of the Amended Repurchase Agreements
As required by the Mezzanine Loan, the Company used the proceeds from the Mezzanine Loan to pay off in full all of the outstanding amounts under the Company’s amended and restated repurchase agreements (the “Amended Repurchase Agreements”). The Amended Repurchase Agreements were secured by, among other things, the equity interests in the owners of, and the holders of leasehold interests in, the real estate portfolio transferred to the Company pursuant to the settlement agreement among GKK Stars Acquisition LLC and certain subsidiaries of the Company. The Amended Repurchase Agreements were cross-defaulted with five other mortgage loans, including the Goldman Mortgage Loan which, as of August 15, 2012, had a $186.9 million outstanding principal balance. For more information regarding the Amended Repurchase Agreements and the settlement agreement, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission (the “SEC”).

The Mezzanine Loan matures on the earlier of (i) April 1, 2013, and (ii) the date of (a) the sale of all or a portion of the BBD1 Properties, or (b) the refinancing of the BBD1 Properties where the cumulative net proceeds from such refinancing are sufficient to repay the Mezzanine Loan in full. Notwithstanding the above and subject to the satisfaction of certain terms and conditions contained in the Mezzanine Loan agreement, should the Buyer elect not to acquire the BBD1 Equity Interests, the maturity date of the Mezzanine Loan will be the earlier of (i) August 1, 2013, and (ii) the date of (a) the sale of all or a portion of the BBD1 Properties, or (b) the refinancing of the BBD1 Properties where the cumulative net proceeds from such refinancing are sufficient to repay the Mezzanine Loan in full. The loan bears interest at a fixed rate of 10% per annum with monthly interest payments and the Borrower is required to make certain mandatory prepayments or amortization payments in the following amounts:
(i) an amount equal to all net proceeds of the Mezz-Related Properties (or the BBD1 Properties, as the case may be) until the Mezzanine Loan is paid in full;
(ii) an amount equal to all net proceeds over $75.0 million available to the Company or its affiliates, from the sale or refinancing of any properties other than the Mezz-Related Properties (or the BBD1 Properties, as the case may be), until the Mezzanine Loan is paid in full, provided that none of the net proceeds referred to in this section (ii) may be used for (a) the payment by the Company to any of its affiliates of dividends, distributions, fees, principal, interest or lease payments; provided that, should the Company meet certain financial covenants in the Mezzanine Loan agreement, it will be able to pay asset management and certain other fees to certain of its affiliates, including its advisor, or (b) the optional repayment or prepayment of any third-party indebtedness of the Company or any of its affiliates, except that such funds may be used to pay the Lender and the lender under the Goldman Mortgage Loan; and
(iii) beginning on October 1, 2012, monthly amortization payments in the amount of $1.5 million during the term of the loan, which amortization payments increase to $2.0 million if the Sale Agreement terminates (unless the termination is caused by a default by the Buyer thereunder).
Commencing on the Effective Date, the Company and the Borrower must use commercially reasonable efforts to replace the Security with a pledge of 100% of the equity interests (the “BBD1 Equity Interests”) in the direct or indirect subsidiaries of the entity that owns certain (i) properties transferred to the Company pursuant to the settlement agreement (the “BBD1 Properties”) and (ii) treasury securities that were pledged as part of a prior, partial defeasance of the BBD1 Mortgage. Such efforts include, among other actions, negotiating with the lender of the mortgage loan encumbering the BBD1 Properties (the “BBD1 Mortgage”) for the lender’s consent to such replacement. If such replacement occurs, the collateral in place on the Effective Date (other than the $6.0 million deposit account referenced below) will be released, the Borrower will have no further liability under the Mezzanine Loan documents and the BBD1 Owner will assume all of the Borrower’s obligations under the Mezzanine Loan. Subject to certain conditions in the Mezzanine Loan agreement and among other events of default therein, any non-monetary event of default under the BBD1 Mortgage or the mortgage loan secured by certain of the properties owned by subsidiaries of the Borrowers (the “US Bank Loan”) that causes the lender to accelerate the maturity of such outstanding indebtedness, or any other event of default under the BBD1 Mortgage or the US Bank Loan, will constitute an event of default under the Mezzanine Loan. Additionally, a Company affiliate granted the Lender a security interest in a bank account into which the Company deposited $6.0 million on the Effective Date. Upon the exercise of certain termination rights by the Buyer or Seller under the Sale Agreement, the Lender may use the funds in such account to pay outstanding amounts under the Mezzanine Loan.
The Mezzanine Loan documents require the Company and its subsidiaries to meet certain financial and other covenants, which include limitations on new recourse liabilities, limitations on the creation of additional liens or indebtedness, and limitations on the payment of certain fees to affiliates. Mandatory redemptions of shares under the Company’s share redemption program are permitted in connection with the death, qualifying disability or determination of incompetence of a stockholder, provided that no change of control of the Company occurs.
The remaining principal balance and all outstanding interest and fees under the Mezzanine Loan are due on the maturity date. The Borrower has the right to prepay the loan at any time upon no less than five days written notice to the Lender. The Company is providing a guaranty of the payment of the principal balance of, and any interest, fees and other sums outstanding under or relating to, and obligations of the Borrower under, the Mezzanine Loan.

Entry into the Sale Agreement
Pursuant to the Sale Agreement, the BBD1 Owner will sell the BBD1 Equity Interests to the Buyer on a date not later than November 14, 2012; however, upon the payment of certain funds and the satisfaction of certain terms and conditions of the Sale Agreement, the Buyer may extend such date up to an additional sixty days, plus an additional ten business days (the “Closing Date”). After the Effective Date, the Buyer will have until October 30, 2012 to determine whether it will defease the BBD1 Mortgage (the “Defeasance”), assume the BBD1 Mortgage (the “Assumption”) or, if it determines after commercially reasonable efforts that it cannot obtain adequate financing for the acquisition of the BBD1 Equity Interests, terminate the Sale Agreement, and provide the BBD1 Owner with notice of its decision. If the Buyer elects either the Defeasance or the Assumption, it will use commercially reasonable efforts to provide for the release or indemnification of the Company’s subsidiaries which are guarantors under the BBD1 Mortgage.
Pursuant to the terms of the Sale Agreement, the Purchase Price may be adjusted through the Closing Date. These adjustments will depend on whether the Buyer selects the Defeasance or the Assumption and on certain other prorations, prior payments and costs. Should the Buyer choose the Assumption, the Purchase Price will be reduced by $12.5 million. Should the Buyer choose the Defeasance, the BBD1 Owner is obligated to cover the amount (not to exceed $15.0 million) by which the cost of acquiring the defeasance securities exceeds the balance of the mortgage loan. Additionally, the Buyer will pay a portion of the Purchase Price with six million shares of stock of Gramercy Capital Corp, at a share price of $2.50.
Forward-Looking Statements
The foregoing includes forward-looking statements under federal securities laws. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. These statements include statements relating to the possible sale, and the use of the net proceeds from the possible sale, of the BBD1 Equity Interests or other assets, including the possibility of the Company declaring special distributions from such net proceeds. The statements depend, in part, on the Company’s ability to sell assets to make required amortization payments and principal payments on its debt obligations and to fund its short and long-term liquidity needs; the Company’s ability to successfully operate and sell the properties transferred to it under the settlement agreement given current economic conditions and the concentration of the properties in the financial services sector; the significant debt obligations the Company assumed with respect to such properties; the Company’s advisor’s limited experience operating and selling bank branch properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, each filed with the SEC. Actual events may cause the proceeds generated by the Company’s asset sales to produce insufficient net proceeds, after payment of its debt obligations and the funding of its liquidity needs, to fund special distributions.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
For information relating to material debt obligations entered into by the Company, through the Borrower, pursuant to the Mezzanine Loan, see Item 1.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: August 21, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer